As filed with the Securities and Exchange Commission on March 23, 2004

                                                       REGISTRATION NO. 333-

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                  --------------------------------------
                                  FORM S-4
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                  --------------------------------------

                     METTLER-TOLEDO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

                  --------------------------------------




              DELAWARE                              3826                        13-3668641
  (State or other jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
   incorporation or organization)           Classification Code Number)       Identification No.)


                       IM LANGACHER, P.O. BOX MT-100
                      CH 8606 GREIFENSEE, SWITZERLAND
                              +41-1-944-22-11
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  --------------------------------------

                               PETER EDWARDS
                            1900 POLARIS PARKWAY
                            COLUMBUS, OHIO 43240
                               (614) 438-4870
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  --------------------------------------

                                  COPY TO:

                              TIMOTHY PETERSON
           FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP
                                99 CITY ROAD
                            LONDON EC1Y 1AX, UK
                              +44 207 972 9676

                  --------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
_________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                  --------------------------------------


                      CALCULATION OF REGISTRATION FEE

===================================== ================== =================== ===================== =================
                                           AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF CLASS OF                  TO BE         AGGREGATE PRICE         AGGREGATE          REGISTRATION
    SECURITIES TO BE REGISTERED          REGISTERED         PER UNIT (1)      OFFERING PRICE (1)         FEE
------------------------------------- ------------------ ------------------- --------------------- -----------------
  4.85% SENIOR NOTES DUE 2010....       $150,000,000            100%             $150,000,000          $19,005
===================================== ================== =================== ===================== =================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

                  --------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED MARCH 23, 2004

PROSPECTUS

                     METTLER-TOLEDO INTERNATIONAL INC.
                             EXCHANGE OFFER FOR
                                $150,000,000
                        4.85% SENIOR NOTES DUE 2010


     We are offering to exchange 4.85% Senior Notes due 2010 for our currently outstanding 4.85% Senior Notes due 2010. The exchange notes are the same as the outstanding notes, except that the exchange notes will have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture.

     We will pay interest on the notes on May 15 and November 15 of each year, beginning on May 15, 2004. The notes will bear interest at a rate of 4.85% per year and will mature on November 15, 2010. The notes will be unsecured senior obligations and will rank equally with all of our unsecured and unsubordinated indebtedness.

     We may redeem some or all of the notes at any time by paying the greater of the principal amount of the notes and a "make-whole" amount, in each case, plus accrued interest. See "Description of the Exchange Notes -- Optional Redemption."

The principal features of the exchange offer are as follows:

     o    Expires 5:00 p.m.,  New York City time,  on              ,  2004,
          unless extended.

     o We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date of the exchange offer.

     o You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

     o The exchange of outstanding notes for exchange notes pursuant to the exchange offer will be a tax free event for U.S. federal tax purposes.

     o    We will not receive any proceeds from the exchange offer.

     o We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is          , 2004.

IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. IF YOU RECEIVE ANY OTHER INFORMATION YOU SHOULD NOT RELY ON IT.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE THAN ON THE FRONT COVER OF THIS PROSPECTUS.

                             TABLE OF CONTENTS

Where You Can Find More Information.................................ii
Incorporation of Certain Documents by Reference.....................ii
Prospectus Summary...................................................1
Risk Factors.........................................................4
Use of Proceeds.....................................................11
Ratio of Earnings to Fixed Charges..................................11
Description of the Exchange Notes...................................12
The Exchange Offer..................................................24
Registration Rights; Additional Interest............................31
Material U.S. Federal Tax Considerations............................33
Plan of Distribution................................................39
Legal Matters.......................................................40
Experts.............................................................40

                  --------------------------------------

     Mettler-Toledo International Inc. is a Delaware corporation. Our principal executive offices are located at Im Langacher, P.O. Box MT-100, CH 8606 Greifensee, Switzerland and our telephone number at that address is +41-1-944-22-11. We are a leading global supplier of precision instruments and services.

                  --------------------------------------

     "Outstanding notes" refers to all the 4.85% Senior Notes due 2010 that were issued on November 12, 2003 and "exchange notes" refers to the 4.85% Senior Notes due 2010 offered pursuant to this prospectus. We sometimes refer to the outstanding notes and the exchange notes collectively as the "notes."

                  --------------------------------------

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER TO SELL OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                    WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement of Form S-4 that we filed with the Securities and Exchange Commission (the "SEC"). This prospectus does not contain all of the information in that registration statement. For further information with respect to us and the notes, see the registration statement, including the exhibits.

     We are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934 and in accordance with its requirements file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be obtained:

     o at the public reference room of the SEC, Room 1024 Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; or

     o from the Internet site maintained by the SEC at http://.www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

     Some locations may charge prescribed rates or modest fees for copies. For more information on the public reference room, call the SEC at 1-800-SEC-0330. Our filings will also be available to the public from commercial document retrieval services.

     Statements made in this prospectus as to the contents of any contract, agreement, or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, we encourage you to read the documents contained in the exhibits.

     Following the consummation of the exchange offer, whether or not required by the SEC, we will file a copy of all the information mentioned above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospectus investors upon request.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information that we file with them in other documents, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference all documents filed by us in the future with the SEC under Section 13(a), 13(c), 14, or 15(d) of the U.S. Securities Exchange Act of 1934 until the termination of the offering to which this prospectus relates. We incorporate by reference in this prospectus the document listed below:

     o    Our annual report on Form 10-K for the fiscal year ended December
          31, 2003.

     On request, we will provide at no cost to each person who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of the documents listed above, however, unless those exhibits are specifically incorporated by reference into those documents. You should direct your request to:

                             Investor Relations
                            Mettler-Toledo, Inc.
                  1900 Polaris Parkway, Columbus, OH 43240
                               (614) 438-4748

     You should rely only on the information that we incorporate by reference or provide in this prospectus. You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus to be modified or superseded to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or the information incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the document from which such information is incorporated.

                         FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus and in documents incorporated by reference constitute "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements relate to future events or our future financial performance, including, but not limited to, strategic plans, potential growth opportunities in both developed markets and emerging markets, planned research and development efforts, product introductions and innovation, manufacturing capacity, expected customer demand, meeting customer expectations, planned operational changes and productivity improvements, research and development expenditures, competitors' product development, expected capital expenditures, future cash sources and requirements, liquidity, impact of taxes, expected compliance with laws, impact of environmental costs, expected cost savings and benefits of completed or future acquisitions, which involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable laws, we disclaim any intention or obligation to publicly update or revise any of the forward-looking statements after the date of this prospectus to conform them to actual results, whether as a result of new information, future events, or otherwise. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption "Risk Factors" in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our most recent Form 10-K (incorporated by reference in this prospectus) and similar sections in our future filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

     We caution the reader that the above list of risks and factors that may affect results addressed in the forward-looking statements may not be exhaustive. Other sections of this prospectus and other documents incorporated by reference may describe additional risks or factors that could adversely impact our business and financial performance. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict these new risk factors, nor can it assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

                             PROSPECTUS SUMMARY


     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the "Risk Factors" section and our consolidated financial statements and related notes.

                                THE COMPANY

     Mettler-Toledo International Inc. is a leading global supplier of precision instruments and services. We are the world's largest manufacturer of weighing instruments for use in laboratory, industrial, packaging, logistics and food retailing applications. We also hold top-three market positions in several related analytical instruments, and are a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, we are the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging, and hold a leading position in certain process analytics applications.

     We focus on the high value-added segments of our markets by providing innovative instruments that are often integrated into application-specific solutions for customers. We design our instruments not only to capture valuable data but also to facilitate the processing and transfer of this data into customers' management information systems.

                             THE EXCHANGE OFFER

     On November 12, 2003, we completed the offering of $150 million aggregate principal amount of 4.85% Senior Notes due 2010 in a transaction exempt from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The net proceeds of this transaction were used to repay our previous senior credit facility. In connection with this transaction, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, in which we agreed to commence this exchange offer. Accordingly, you may exchange your outstanding notes for exchange notes which have substantially the same terms. You should read the discussion under the headings "The Exchange Offer" and "Description of the Exchange Notes" for further information regarding the exchange notes to be issued in the exchange offer.

Securities offered............Up to $150  million  in  principal  amount of
                              4.85% Senior Notes due 2010, registered under the Securities Act. The terms of the exchange notes offered in the exchange offer are substantially identical to those of the outstanding notes, except that the transfer restrictions, registration rights and penalty interest provisions relating to the outstanding notes do not apply to the exchange notes.

The exchange offer............We are  offering  exchange  notes in exchange for a like principal amount of our outstanding notes. We are offering these exchange notes to satisfy our obligations under a registration rights agreement which we entered into with the initial purchasers of the outstanding notes. You may tender your outstanding notes for exchange by following the procedures described under the heading "The Exchange Offer."

Tenders; expiration
date; withdrawal..............The exchange  offer will expire at 5:00 p.m.,
                              New York City time, on         , 2004, unless
                              we extend it. If you decide to exchange your outstanding notes for exchange notes, you must acknowledge that you are not engaged in, and do not intend to engage in, a distribution of the exchange notes. You may withdraw any outstanding notes that you tender for exchange at any time prior to the expiration date of this exchange offer. See "The Exchange Offer--Terms of the Exchange Offer" for a more complete description of the tender and withdrawal period.

Material U.S. federal
tax considerations............Your   exchange  of   outstanding   notes  for
                              exchange notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See "Material U.S. Federal Tax Considerations" for a summary of material U.S. federal income tax consequences associated with the exchange of outstanding notes for the exchange notes and the ownership and disposition of those exchange notes.

Use of proceeds...............We will not  receive any cash  proceeds  from the exchange offer.

Exchange agent................JPMorgan Chase Bank.

Shelf registration............If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, we will be required to use our reasonable best efforts to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of outstanding notes. See "Registration Rights; Additional Interest."

Consequences of failure to
exchange your outstanding
notes.........................Outstanding   notes  not   exchanged  in  the
                              exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the outstanding notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the outstanding notes under the Securities Act. If your notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your outstanding notes.

Consequences of exchanging
your outstanding notes........Based on interpretations of the  staff of the
                              SEC, we believe that you may offer for resale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

                              o    you acquire the exchange notes issued in
                                   the  exchange   offer  in  the  ordinary
                                   course of your business;

                              o you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                              o you are not an "affiliate" of us, as described in Rule 405 of the Securities Act.

                              If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

                              Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any exchange notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                             THE EXCHANGE NOTES

     The following is a brief summary of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Issuer......................  Mettler-Toledo International Inc., a Delaware
                              corporation.

Securities offered.........   $150,000,000 in aggregate principal amount of
                              4.85% senior notes due 2010, referred to as the exchange notes.

Maturity date..............   November 15, 2010.

Interest payment dates.....   May 15 and November 15, commencing on May 15,
                              2004.

Ranking....................   The exchange  notes will be senior  unsecured
                              obligations and will rank equally with all of
                              our   unsecured  and   unsubordinated   debt.
                              Holders of the exchange notes will generally have a position junior to the claims of the creditors, including the trade creditors, of our subsidiaries.

Optional redemption........   We may  redeem  all or part  of the  exchange
                              notes at our option at a redemption price equal to the greater of:

                              o 100% of the principal amount of the notes being redeemed; and

                              o the Make-Whole Amount, as defined in "Description of the Exchange Notes-- Optional Redemption";

                              plus, in each case, accrued interest to the redemption date.

Covenants..................   We will issue the  exchange  notes  under the
                              same indenture which governs the issuance of the outstanding notes. The terms of the notes contain covenants for your benefit. These covenants restrict our ability to:

                              o    incur debt secured by liens; and

                              o    engage    in    sale    and    leaseback
                                   transactions.

                              These covenants are, however, subject to significant exceptions. See "Description of the Exchange Notes-- Covenants."

Registration rights;
additional interest........   In  connection   with  the  offering  of  the
                              outstanding   notes,   we   entered   into  a
                              registration  rights  agreement  pursuant  to
                              which we are  obligated  to file with the SEC
                              this registration  statement.  Alternatively,
                              if the  exchange  offer is not  available  or
                              cannot be  completed  or some holders are not
                              able to participate in the exchange offer, we
                              are  required  to file a  shelf  registration
                              statement to cover resales of the notes under
                              the Securities  Act. If we do not comply with
                              these obligations, we will be required to pay
                              additional   interest   on  the  notes  under
                              specified  circumstances.  See  "Registration
                              Rights; Additional Interest."

RISK FACTORS

You should carefully consider all the information in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under "Risk Factors" beginning on the following page of this prospectus.

                                RISK FACTORS

WE HAVE SUBSTANTIAL DEBT AND WE MAY INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD AFFECT OUR ABILITY TO MEET OUR OBLIGATIONS UNDER THE NOTES AND MAY OTHERWISE RESTRICT OUR ACTIVITIES.

     We have substantial debt, and we may be able to incur substantial additional debt in the future. As of December 31, 2003, we had total indebtedness of approximately $196.4 million, net of cash of $45.1 million. We are also permitted by the terms of the notes to incur substantial additional indebtedness, subject to the restrictions therein.

     Our debt could have important consequences to you. For example, it could:

     o make it more difficult for us to satisfy our obligations under the notes;

     o require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

     o increase our vulnerability to general adverse economic and industry conditions, including changes in raw material costs;

     o    limit our ability to respond to business opportunities;

     o limit our ability to borrow additional funds, which may be necessary; and

     o subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our debt.

TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on our debt, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, including those described in this "Risk Factors" section, that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our new senior credit facility in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our new senior credit facility and the notes, on commercially reasonable terms or at all.

THE AGREEMENTS GOVERNING THE NOTES AND OUR OTHER DEBT IMPOSE RESTRICTIONS ON OUR BUSINESS.

     The indenture governing the notes and the agreements governing our new senior credit facility contain a number of covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. The restrictions these covenants place on us and our restricted subsidiaries include limitations on our ability and the ability of our restricted subsidiaries to:

     o    enter into sale and leaseback arrangements;

     o    incur liens; and

     o consolidate, merge, sell or lease all or substantially all of our assets.

     Our new senior credit facility also requires us to maintain a consolidated interest coverage ratio of more than 3.5 to 1.0 and a consolidated leverage ratio of less than 3.25 to 1.0 as defined in the senior credit facility.

     Our ability to comply with these agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions and is subject to the risks in this "Risk Factors" section. The breach of any of these covenants or restrictions could result in a default under the indenture governing the notes or our senior credit facility. An event of default under our senior credit facility would permit our lenders to declare all amounts borrowed from them to be immediately due and payable. Acceleration of our other indebtedness may cause us to be unable to make interest payments on the notes and repay the principal amount of the notes.

YOU MAY HAVE DIFFICULTY SELLING THE NOTES WHICH YOU DO NOT EXCHANGE.

     If you do not exchange your outstanding notes for the exchange notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your outstanding notes. Those transfer restrictions are described in the indenture and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

     In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the outstanding notes under the Securities Act.

     If a large number of outstanding notes are exchanged for notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged notes. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.

     See  "The   Exchange   Offer--Consequences   of  Failure  to  Exchange
Outstanding Notes" for a discussion of the possible consequences of failing to exchange your outstanding notes.

A SUBSTANTIAL PORTION OF OUR OPERATIONS ARE CONDUCTED THROUGH OUR DIRECT AND INDIRECT SUBSIDIARIES AND, BECAUSE THE NOTES ARE OUR UNSECURED OBLIGATIONS, THE CLAIMS OF CREDITORS OF OUR SUBSIDIARIES ARE EFFECTIVELY SENIOR TO CLAIMS OF HOLDERS OF THE NOTES.

     The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

     A significant portion of our operations are conducted through our subsidiaries. As a result, our ability to service our debts, including our obligations under the notes and other obligations, is dependent to some extent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

     Our right to receive any assets of any of our subsidiaries upon our liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP.

     The exchange notes constitute a new issue of securities for which there is no existing trading market. An active trading market for the notes may not develop. If a market develops, the notes could trade at prices that may be higher or lower than the initial offering price or the price at which an investor purchased the notes depending on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business and changes in the overall market for investment grade securities. If no active trading market develops, you may not be able to resell your notes at a satisfactory price or at all.

RISKS RELATED TO OUR BUSINESS

CURRENCY FLUCTUATIONS MAY AFFECT OUR OPERATING PROFITS.

     Because we conduct operations in many countries, our operating income can be significantly affected by fluctuations in currency exchange rates. Swiss franc-denominated expenses represent a much greater percentage of our operating expenses than Swiss franc-denominated sales represent of our net sales. In part, this is because most of our manufacturing costs in Switzerland relate to products that are sold outside Switzerland. Moreover, a substantial percentage of our research and development expenses, and general and administrative expenses are incurred in Switzerland. Therefore, if the Swiss franc strengthens against all or most of our major trading currencies (e.g., the U.S. dollar, the euro, other major European currencies and the Japanese yen), our operating profit is reduced. We also have significantly more sales in European currencies (other than the Swiss franc) than we have expenses in those currencies. Therefore, when European currencies weaken against the U.S. dollar and the Swiss franc, it also decreases our operating profits. Accordingly, the Swiss franc exchange rate to the euro is an important cross-rate monitored by the Company. We estimate that a 1% strengthening of the Swiss franc against the euro would result in a decrease in our earnings before tax of $0.8 million to $1.2 million on an annual basis. In addition to the effects of exchange rate movements on operating profits, our debt levels can fluctuate due to changes in exchange rates, particularly between the U.S. dollar and the Swiss franc. Based on our outstanding debt at December 31, 2003, we estimate that a ten percent weakening of the U.S. dollar against the currencies in which our debt is denominated would result in an increase of approximately $4.7 million in the reported U.S. dollar value of the debt.

WE ARE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH OUR INTERNATIONAL
OPERATIONS AND FLUCTUATING CONDITIONS IN EMERGING MARKETS.

     We conduct business in many countries, including emerging markets in Asia, Latin America and Eastern Europe. In addition to the currency risks discussed above, international operations pose other substantial risks and problems for us. For instance, various local jurisdictions in which we operate may revise or alter their respective legal and regulatory requirements. In addition, we may encounter one or more of the following obstacles or risks:

     o    tariffs and trade barriers;

     o    difficulties in staffing and managing local operations;

     o credit risks arising from financial difficulties facing local customers and distributors;

     o    difficulties in protecting intellectual property;

     o    nationalization of private enterprises;

     o restrictions on investments and/or limitations regarding foreign ownership;

     o adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries; and

     o    uncertain  local  economic,   political  and  social  conditions,
          including hyper-inflationary conditions.

     We must also comply with a variety of regulations regarding the conversion and repatriation of funds earned in local currencies. For example, converting earnings from our operations in China into other currencies and repatriating these funds require governmental approvals. If we cannot comply with these or other applicable regulations, we may face increased difficulties in utilizing cash flow generated by these operations outside of China.

     Economic conditions in emerging markets have from time to time deteriorated significantly, and some emerging markets are experiencing recessionary trends, severe currency devaluations and inflationary prices. Moreover, economic problems in individual markets can spread to other economies, adding to the adverse conditions we face in emerging markets. We remain committed to emerging markets, particularly those in Asia, Latin America and Eastern Europe. However, we expect the fluctuating economic conditions will affect our results of operations in these markets for the foreseeable future.

     The past outbreak and possible recurrence of severe acute respiratory syndrome, or SARS, or other public health-related developments could have a negative impact on our results of operations. In particular, SARS-related factors may reduce our sales to affected regions and disrupt our manufacturing centers located in China. Any disruption to our manufacturing operations could result in reduced sales and increased supply chain costs.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS, AND IT MAY BE DIFFICULT TO PRESERVE OPERATING MARGINS, GAIN MARKET SHARE AND MAINTAIN A TECHNOLOGICAL ADVANTAGE.

     Our markets are highly competitive. Weighing and analytical instruments markets are also fragmented both geographically and by application, particularly the industrial and food retailing markets. As a result, we face numerous regional or specialized competitors, many of whom are well established in their markets. In addition, some of our competitors are divisions of larger companies with potentially greater financial and other resources than our company. Taken together, the competitive forces present in our markets can impair our operating margins in certain product lines and geographic markets. We expect our competitors to continue to improve the design and performance of their products and to introduce new products with competitive prices. Although we believe that we have certain technological and other advantages over our competitors, we may not be able to realize and maintain these advantages.

OUR PRODUCT DEVELOPMENT EFFORTS MAY NOT PRODUCE COMMERCIALLY VIABLE PRODUCTS IN A TIMELY MANNER.

     We must introduce new products and enhancements in a timely manner, or our products could become technologically obsolete over time, which would harm our operating results. To remain competitive, we must continue to make significant investments in research and development, sales and marketing and customer service and support. We cannot be sure that we will have sufficient resources to continue to make these investments. In developing new products, we may be required to make substantial investments before we can determine their commercial viability. As a result, we may not be successful in developing new products and we may never realize the benefits of our research and development activities.

A PROLONGED DOWNTURN OR ADDITIONAL CONSOLIDATION IN THE PHARMACEUTICAL, FOOD, FOOD RETAILING AND CHEMICALS INDUSTRIES COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     Our products are used extensively in the pharmaceutical, food and beverage and chemical industries. Consolidation in the pharmaceutical and chemicals industries hurt our sales in prior years. A prolonged downturn or additional consolidation in any of these industries could adversely affect our operating results. In addition, the capital spending policies of our customers in these industries are based on a variety of factors we cannot control, including the resources available for purchasing equipment, the spending priorities among various types of equipment and policies regarding capital expenditures generally. Any decrease or delay in capital spending by our customers would cause our revenues to decline and could harm our profitability.

WE MAY FACE RISKS ASSOCIATED WITH FUTURE ACQUISITIONS.

     We plan to pursue acquisitions of complementary product lines, technologies or businesses. Acquisitions involve numerous risks, including:

     o difficulties in the assimilation of the acquired operations, technologies and products;

     o    diversion of management's attention from other business concerns;
          and

     o    potential departures of key employees of the acquired company.

     If we successfully identify acquisitions in the future, completing such acquisitions may result in:

     o new issuances of our stock that may be dilutive to current owners;

     o    increases in our debt and contingent liabilities; and

     o    additional amortization expenses related to intangible assets.

     Any of these acquisition-related risks could materially adversely affect our profitability.

     We may not be able to identify, successfully complete or integrate potential acquisitions in the future. However, even if we can do so, we cannot be sure that these acquisitions will have a positive impact on our business or operating results.

OUR NEW SENIOR CREDIT FACILITY RESTRICTS OUR ABILITY TO TAKE CERTAIN
ACTIONS.

     Covenants in our new senior credit facility restrict our ability to incur additional indebtedness, incur liens and change our business. We are also subject to financial ratio covenants. Our ability to comply with these covenants may be affected by events beyond our control, including economic, financial and industry conditions. A failure to comply with the covenants and restrictions contained in our debt obligations or any other agreements with respect to any additional financing could result in an acceleration of the amount we owe under our debt agreements.

IF WE CANNOT PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OR IF WE INFRINGE OR MISAPPROPRIATE THE PROPRIETARY RIGHTS OF OTHERS, OUR OPERATING RESULTS COULD BE HARMED.

     Our success depends on our ability to obtain and enforce patents on our technology and to protect our trade secrets. Our patents may not provide complete protection, and competitors may develop similar products that are not covered by our patents. Our patents may also be challenged by third parties and invalidated or narrowed. Although we take measures to protect confidential information, improper use or disclosure of our trade secrets may still occur.

     We may be sued for infringing on the intellectual property rights of others. The cost of any litigation could affect our profitability regardless of the outcome, and management attention could be diverted. If we are unsuccessful in such litigation, we may have to pay damages, stop the infringing activity and/or obtain a license. If we fail to obtain a required license, we may be unable to sell some of our products, which could result in a decline in our revenues.

DEPARTURES OF KEY EMPLOYEES COULD IMPAIR OUR OPERATIONS.

     We have employment contracts with each of our key employees. In addition, our key employees own shares of our common stock and have options to purchase additional shares. Nevertheless, such individuals could leave the Company. If any key employees stopped working for us, our operations could be harmed. We have no key man life insurance policies with respect to any of our senior executives.

WE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL LAWS AND REGULATIONS.

     We  are  subject  to  various   environmental  laws  and  regulations,
including those relating to:

     o    air emissions;

     o    wastewater discharges;

     o    the handling and disposal of solid and hazardous wastes; and

     o the remediation of contamination associated with the use and disposal of hazardous substances.

     We  incur  capital  and  operating   expenditures  in  complying  with
environmental laws and regulations both in the U.S. and abroad. We are currently involved in, or have potential liability with respect to, the remediation of past contamination in facilities both in the U.S. and abroad. In addition, some of these facilities have or had been in operation for many decades and may have used substances or generated and disposed of wastes that are hazardous or may be considered hazardous in the future. These sites and disposal sites owned by others to which we sent waste may in the future be identified as contaminated and require remediation. Accordingly, it is possible that we could become subject to additional environmental liabilities in the future that may harm our results of operations or financial condition.

WE MAY BE ADVERSELY AFFECTED BY FAILURE TO COMPLY WITH REGULATIONS OF GOVERNMENTAL AGENCIES.

     Our products are subject to regulation by governmental agencies. These regulations govern a wide variety of activities relating to our products, from design and development, to labeling, manufacturing, promotion, sales and distribution. If we fail to comply with these regulations, we may have to recall products and cease their manufacture and distribution. In addition, we could be subject to fines or criminal prosecution.

GUIDELINES RELATING TO ACCOUNTING FOR GOODWILL COULD MAKE OUR
ACQUISITION-RELATED CHARGES LESS PREDICTABLE IN ANY GIVEN REPORTING PERIOD.

     Starting in 2002, our goodwill amortization charges have ceased. As at December 31, 2003, our consolidated balance sheet included goodwill of $421.9 million and other intangible assets of $126.9 million.

     Our business acquisitions typically result in goodwill and other intangible assets, which affect the amount of future period amortization expense and possible impairment expense that we will incur. The determination of the value of such intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements.

     In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), our goodwill and indefinite-lived intangible assets are not amortized, but are evaluated for impairment annually in the fourth quarter, or more frequently if events or changes in circumstances indicate that an asset might be impaired. The annual evaluation is based on valuation models that estimate fair value based on expected future cash flows and profitability projections. In preparing the valuation models we consider a number of factors, including operating results, business plans, economic conditions, future cash flows, and transactions and market place data. There are inherent uncertainties related to these factors and our judgment in applying them to the impairment analyses. The significant estimates and assumptions within our fair value models include sales growth, controllable cost growth, perpetual growth, effective tax rates and discount rates. Our assessments to date have indicated that there has been no impairment of these assets.

     Our drug discovery reporting unit is sensitive to changes in biotech and pharmaceutical capital spending and drug discovery experienced a double-digit decline in revenue and profitability during 2003. However, the fair value of the Company's drug discovery reporting unit exceeded its carrying value of $29 million as of September 30, 2003 and December 31, 2003. In accordance with the provisions of SFAS 142, the Company will monitor the fair value of this reporting unit closely to determine if the 2004 business plan is being achieved. For example, we will monitor whether the forecasted benefits of our drug discovery cost reduction programs are being realized, including the program of manufacturing site rationalization currently in progress.

     Should any of these estimates or assumptions in the preceding paragraphs not be accurate, or should we incur lower than expected operating performance or cash flows, we may experience a triggering event that requires a new fair value assessment for our reporting units prior to the required annual assessment. These types of events and resulting analysis could result in impairment charges for goodwill and other indefinite-lived intangible assets if the fair value estimate declines below the carrying value.

     Our amortization expense related to intangible assets with finite lives may materially change should our estimates of their useful lives change.

IF WE ARE REQUIRED TO ACCOUNT FOR EMPLOYEES' OPTIONS UNDER OUR STOCK OPTION PLAN AS A COMPENSATION EXPENSE, IT WOULD REDUCE OUR NET EARNINGS.

     There has been increasing public debate in the U.S. and elsewhere about the proper accounting treatment for employee stock options. Although we are not currently required to record any compensation expense in connection with option grants that have an exercise price at or above fair market value, it is possible that future laws or regulations will require us to treat all stock options as a compensation expense. Note 12 to our financial statements shows the impact that such a change in accounting treatment would have had on our net earnings and earnings per share if it had been in effect during the past three fiscal years and if the compensation expense were calculated as described in Note 12.

UNANTICIPATED CHANGES IN OUR TAX RATES OR EXPOSURE TO ADDITIONAL INCOME TAX LIABILITIES COULD IMPACT OUR PROFITABILITY.

     We are subject to income taxes in both the United States and various other foreign jurisdictions, and our domestic and international tax liabilities are subject to allocation of expenses among different jurisdictions. Our effective tax rates could be adversely affected by:

     o    changes in the mix of earnings by jurisdiction;

     o    changes in tax laws or tax rates;

     o    changes in the valuation of deferred tax assets and  liabilities;
          and

     o    material audit adjustments.

     In particular, the carrying value of deferred tax assets, which are predominantly in the U.S., is dependent upon our ability to generate future taxable income in the U.S. In addition, the amount of income taxes we pay is subject to ongoing audits in various jurisdictions and a material assessment by a governing tax authority could affect our profitability.

                              USE OF PROCEEDS

     We will not receive any proceeds in connection with the exchange offer. In consideration for issuing the exchange notes in exchange for the outstanding notes as described in this prospectus, we will receive, retire and cancel the outstanding notes tendered in the exchange offer. The net proceeds from the sale of the outstanding notes, after deducting fees and expenses, were approximately $148.8 million. We used all of the net proceeds to repay indebtedness owing under our previous senior credit facility.

                     RATIO OF EARNINGS TO FIXED CHARGES

                                          YEAR ENDED DECEMBER 31,
                                    --------------------------------------
                                  1999     2000      2001     2002     2003
                                 ------   ------    ------   ------   ------
Ratio of earnings to                3.9      4.9       5.8      5.2      6.7
fixed charges (a)

(a) In calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing fees, whether capitalized or expensed, plus one-third of rental expense under operating lease (the portion that has been deemed by us to be representative of an interest factor).

                     DESCRIPTION OF THE EXCHANGE NOTES

     The exchange notes will be issued under an indenture, dated as of November 12, 2003, between us and JPMorgan Chase Bank, as trustee (the "Trustee"), filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture contains provisions which define your rights under the notes. In addition, the Indenture governs the obligations of the Company. The terms of the exchange notes include those stated in the Indenture and, upon effectiveness of a registration statement with respect to the exchange notes, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from us upon request. Capitalized terms used and not defined in this summary have the meaning specified in the indenture. References to "the Company" in this section of the prospectus are to Mettler-Toledo International Inc. (parent company only).

GENERAL

     The notes will have the following basic terms:

     o the notes will be our senior unsecured obligations and will rank equally with all of our other current and future unsecured and unsubordinated debt;

     o the notes will initially be limited to $150 million aggregate principal amount;

     o    the notes will accrue interest at a rate of 4.85% per year;

     o interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from November 12, 2003), payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2004;

     o the notes will mature on November 15, 2010, unless redeemed prior to that date; and

     o we may redeem the notes at any time at our option as described under "--Optional Redemption."

     Interest will be paid to the person in whose name a note is registered at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

     If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

     The notes will be issued only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 above that amount. The notes will be represented by one or more global notes registered in the name of a nominee of DTC.

     The notes will not be subject to any sinking fund.

     We may, subject to compliance with applicable law, at any time, purchase notes in the open market or otherwise.

RANKING

     Payment of the principal of and premium, if any, and interest on the notes will rank equally with all of our other current and future unsecured and unsubordinated debt.

     Because a significant portion of our operations are conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the notes, is dependent to some extent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, depend upon the earnings of those subsidiaries and are subject to various business considerations.

     Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of such subsidiary's creditors, including trade creditors. In addition, the notes will effectively rank junior in right of payment to any secured indebtedness which we may incur in the future to the extent of the assets securing such indebtedness.

OPTIONAL REDEMPTION

     We may redeem any of the notes in whole or in part, at our option, at any time prior to their maturity, at a redemption price equal to the greater of (1) 100% of the principal amount of such notes and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points (the "Make-Whole Amount"), and in each case, plus accrued interest thereon to the redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates which are primary U.S. government securities dealers, and their respective successors, and three other firms which are primary U.S. government securities dealers that the Company selects; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York, the Company will substitute therefor another such primary U.S. government securities dealer.

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

     We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each holder of notes to be redeemed. If less than all the notes are to be redeemed at any time, the trustee will select notes to be redeemed by lot, on a pro rata basis or by another method the trustee deems fair and appropriate.

     Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portion thereof called for redemption.

COVENANTS

     The indenture will not:

     o limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

     o contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or from any other event.

LIMITATION ON LIENS

     The indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or other evidences of indebtedness for money borrowed (notes, bonds, debentures, or other evidences of indebtedness for money borrowed ("Debt")) secured by a lien, mortgage, security interest, pledge or other encumbrance ("Lien") on any Principal Property, or shares of capital stock or Debt of any Restricted Subsidiary, unless the Company secures or causes such Restricted Subsidiary to secure the notes (together with, if the Company shall so determine, any other Debt of the Company or any Restricted Subsidiary then existing or thereafter created which is not subordinate to the notes) equally and ratably with such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt outstanding pursuant to the first paragraph of the "-- Limitation on Sale and Lease-Back Transactions" covenant described below, would not exceed 10% of Consolidated Net Worth.

     The limitation on liens will not apply to Debt secured by the following:

     o Liens on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     o Liens on any property existing at the date of the indenture (as set forth on a schedule to the indenture) or at the time of acquisition by the Company or a Restricted Subsidiary;

     o Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

     o Liens on property to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred prior to, at the time of, or within 120 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Debt incurred for the purpose of financing the cost to the Company or a Restricted Subsidiary of improvement to such acquired property;

     o Liens on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided, that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto;

     o mechanics' liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, and other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of the Company or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or which are being contested in good faith; or

     o any extension, renewal or replacement (including successive extensions, renewals, or replacements), as a whole or in part, of any of the aforementioned Liens; provided that (1) such extension, renewal, or replacement Liens are limited to all or part of the same property, shares of stock or Debt that secured the Liens extended, renewed, or replaced (plus improvements on such property) and (2) the principal amount of Debt secured by such Liens at such time is not increased.

LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

     The indenture will provide that neither the Company nor any Restricted Subsidiary may enter into any sale and lease-back transaction involving any Principal Property unless the aggregate amount of all Attributable Debt with respect to such transactions, together with all Debt outstanding pursuant to the first paragraph of the "-- Limitation on Liens" covenant described above, would not exceed 10% of Consolidated Net Worth.

     The limitation on sale and lease-back transactions will not apply to any sale and lease-back transaction if:

     o    the lease is for a period of not more than three years;

     o the purchaser's commitment is obtained within 120 days after the acquisition, construction or placing in service of the Principal Property;

     o    the   transaction   is  between  the  Company  and  a  Restricted
          Subsidiary or between Restricted Subsidiaries;

     o the Company or such Restricted Subsidiary would be entitled under the "-- Limitation on Liens" covenant described above to incur Debt secured by a Lien on such Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the notes; or

     o the Company or such Restricted Subsidiary, within 180 days after the effective date of the transaction, applies to the retirement of notes or other Debt of the Company or a Restricted Subsidiary an amount equal to the greater of (1) the net proceeds of the sale or transfer of the Principal Property so sold and leased back pursuant to such arrangement and (2) the fair market value (as determined by the Board of Directors) of the Principal Property so sold and leased back pursuant to such arrangement minus the amount equal to the principal amount of notes delivered to the trustee within such 180 days for cancellation and the principal amount of Debt voluntarily retired (including any premium or fee paid in connection therewith) within such 180 days.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that the following conditions are satisfied:

     o the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets will be the Company or a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia and will expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest on the notes and all of the obligations of the Company under the indenture;

     o immediately thereafter no Default or Event of Default under the indenture has occurred and is continuing; and

     o the trustee receives, if requested, an officer's certificate and an opinion of counsel that the merger, consolidation or transfer and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

DEFINITIONS

     "Attributable Debt" means, in respect of any sale and lease-back transaction, as of the time of the determination, the lesser of (1) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

     "Consolidated Net Worth" means the excess over current liabilities of all assets properly appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries after deducting the minority interests of others in Subsidiaries.

     "Principal Property" means any facility (together with the land on which it is erected and fixtures comprising a part of the land) used primarily for manufacturing or processing, located in the U.S., owned by or leased to us or a Subsidiary, exclusive of the following:

     o any property financed through obligations issued by a state or possession of the U.S., or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

     o    any real property held for development or sale; or

     o any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which the board of directors of the Company determines is not material to the operation of the business of the Company and its Subsidiaries taken as a whole.

     "Restricted Subsidiary" means a Subsidiary incorporated in any state of the U.S. which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by the Company or any Subsidiary.

     "Subsidiary" means any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries.

EVENTS OF DEFAULT

     Each of the following events will be defined in the indenture as an "Event of Default" (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the notes:

     (1) default in the payment of any installment of interest on the notes for 30 days after becoming due;

     (2) default in the payment of principal or premium, if any, of the notes when it becomes due and payable at its maturity;

     (3) default in the performance, or breach, of any covenant or agreement of the Company in the indenture with respect to the notes (other than a covenant or agreement referred to in clauses
          (1) or (2) above), which continues for a period of 90 days after written notice to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding notes, which notice specifies such default or breach and requires it to be remedied and states that such notice is a "Notice of Default" under the indenture;

     (4) involuntary acceleration of the maturity of other Debt of the Company or any Restricted Subsidiary in excess of $25 million, which acceleration shall not be rescinded or annulled, or which Debt shall not be discharged, within 30 days after notice;

     (5) entry of one or more final, non appealable judgments, decrees or orders of any court or regulatory or administrative agency which would require the Company or any Restricted Subsidiary to make payments exceeding $25 million and where 60 days have passed since the entry of the judgments, decrees or orders without it or them having been satisfied or stayed;

     (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

          o    commences a voluntary case proceeding;

          o consents to the entry of an order for relief against it in an involuntary case or proceeding;

          o consents to the appointment of a Custodian of it or for all or substantially all of its property;

          o    makes a general assignment for the benefit of its creditors;

          o files a petition in bankruptcy or answer or consent seeking reorganization or relief;

          o consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          o takes any comparable action under any foreign laws relating to insolvency; or

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          o is for relief against the Company or a Restricted Subsidiary in an involuntary case, or adjudicates the Company or a Restricted Subsidiary insolvent or bankrupt;

          o    appoints  a  Custodian   of  the  Company  or  a  Restricted
               Subsidiary or for all or substantially all of the Company's or any Restricted Subsidiary's property; or

          o orders the winding-up or liquidation of the Company or a Restricted Subsidiary (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 60 days.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state or foreign law for the relief of debtors.

     "Custodian"  means  any  custodian,   receiver,   trustee,   assignee,
liquidator or other similar official under any Bankruptcy Law.

     If an Event of Default shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the entire principal amount of all the notes to be due and payable.

     The indenture will provide that the trustee will, within 90 days after the occurrence of default with respect to the notes, give the holders of the notes notice of such default known to it; provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the notes, the trustee will be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the notes.

     We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

     No holder of any note will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

     (1) an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

     (2) the holders of not less than 25% of the outstanding principal amount of notes shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

     (3) the trustee shall have been offered reasonable indemnity against its costs, expenses and liabilities in complying with such request;

     (4) the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

     (5) no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding notes.

     The holders of a majority in principal amount of notes outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the notes or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture will provide that in case an Event of Default shall occur and be continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the notes unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

MODIFICATION AND WAIVERS

     Modification and amendments of the indenture and the notes may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

     o change the stated maturity of the principal of, or premium, if any, or installment of interest on, any note;

     o reduce the principal amount of, or the rate of interest on, any notes;

     o reduce any premium payable on the redemption of the note or change the date on which the note may or must be redeemed;

     o change the place of payment (except as otherwise described in this offering memorandum) or the coin or currency in which the principal of or, premium, if any, or interest on any note is payable;

     o impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note;

     o reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions;

     o reduce the requirements for quorum or voting by holders of notes in the indenture;

     o modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

     o    modify any of the above provisions.

     In addition, we and the trustee may, without the consent of any holders, change the terms of the indenture and the notes with respect to certain matters, including:

     o to cure any ambiguity, omission, defect or inconsistency in the indenture;

     o to provide for the assumption, by a successor person or the acquiror of all or substantially all of our assets, of our obligations under the indenture and the notes;

     o    to add any additional events of default;

     o to add to our covenants for the benefit of holders of the notes or to surrender any right or power conferred upon us;

     o to add one or more guarantees for the benefit of holders of the notes;

     o    to secure the notes pursuant to the covenants of the indenture;

     o    to add or appoint a successor or separate trustee or other agent;

     o    to  comply  with  any   requirement   in   connection   with  the
          qualification of an indenture under the Trust Indenture Act of 1939, as amended;

     o to provide for uncertificated notes in addition to or in place of certificated notes;

     o to provide for the issuance of the exchange notes, which will have terms substantially identical in all material respects to the notes (except that the transfer restrictions contained in the notes will be modified or eliminated, as appropriate);

     o to provide for the issuance of any additional notes, which will have terms substantially identical in all material respects to the notes or the exchange notes (in each case, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto), as the case may be, and which will be treated, together with any outstanding notes and any additional notes, as a single issue of securities; and

     o to change any other provision if the change does not adversely affect the interests of any holder of notes.

     The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes, waive compliance by the Company with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default and its consequences under the indenture with respect to the notes, except a default (a) in the payment of principal or premium, if any, or interest on notes or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any rights consequent thereon.

     Under the indenture, we will be required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof or the date of redemption of the notes, as the case may be.

     The indenture will provide that we may elect either (a) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, other obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to the notes and clauses (4) and (5) under "-- Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. Government obligations, or both, applicable to the notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor.

     If we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default other than under clauses (4) and (5) of "-- Events of Default", the amount in U.S. dollars, or U.S. Government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of the stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

     We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

SAME-DAY SETTLEMENT AND PAYMENT

     The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

FURTHER ISSUES

     We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms as, and ranking equally and ratably with, the notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities, or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the notes.

BOOK-ENTRY; DELIVERY AND FORM; GLOBAL NOTES

     The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

     Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

     DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

     Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

     So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

     All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the initial purchasers, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

     Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange each global note for certificated notes, which it will distribute to its participants. These certificated notes will be subject to certain restrictions on registration of transfers described under "Transfer Restrictions" and will bear the legend set forth thereunder.

     Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the initial purchasers nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     The indenture provides that if (1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days, (2) we determine that the notes shall no longer be represented by global notes and execute and deliver to the trustee a company order to such effect or (3) an event of default with respect to the notes shall have occurred and be continuing, the global notes will be exchanged for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities. The certificated notes will be subject to certain restrictions on registration of transfers described under "Transfer Restrictions," and will bear the legend set forth thereunder.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

     If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, societe anonyme, which we refer to as "Clearstream, Luxembourg," or Euroclear Bank S.A./ NV, as operator of the Euroclear System, which we refer to as "Euroclear," in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers' securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers' securities in the depositaries' names on DTC's books.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC's rules and procedures.

     Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

GOVERNING LAW

     The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

                             THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     When we sold the outstanding notes on November 12, 2003, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, which requires us to:

     o file with the SEC a registration statement related to the exchange notes;

     o use our best efforts to have the registration statement declared effective by the SEC under the Securities Act on or before June 9, 2004; and

     o promptly after the date the registration statement is declared effective by the SEC, we have further agreed to offer the exchange notes in exchange for surrender of the notes.

     If we fail to satisfy our registration and exchange obligations under the registration rights agreement, we will be required to pay additional interest to the holders of the notes.

     A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

TERMS OF THE EXCHANGE OFFER

     This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on ____________, 2004, or such later date and time to which we, in our sole discretion, extend the exchange offer.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that:

     o    the exchange notes will have been registered under the Securities
          Act;

     o    the  exchange  notes  will  not  bear  the  restrictive   legends
          restricting their transfer under the Securities Act; and

     o the exchange notes will not contain the registration rights additional interest provisions contained in the outstanding notes.

     Notes tendered in the exchange offer must be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     We expressly reserve the right, in our sole discretion:

     o    to extend the expiration date;

     o    to delay accepting any outstanding notes;

     o if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; or

     o    to amend the exchange offer in any manner.

     We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

HOW TO TENDER NOTES FOR EXCHANGE

     When the holder of outstanding notes tenders, and we accept, such notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who wishes to tender such notes for exchange must, on or prior to the expiration date:

     o transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the JPMorgan Chase Bank, which will act as the exchange agent, at the address set forth below under the heading "--The Exchange Agent"; or

     o if outstanding notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "--The Exchange Agent."

     In addition, either:

     o    the  exchange  agent  must  receive  the   certificates  for  the
          outstanding notes and the letter of transmittal;

     o the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent's account at The Depository Trust Company, or DTC, along with the letter of transmittal or an agent's message; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, or "book-entry confirmation," which states that DTC has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

     The method of delivery of the outstanding notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or notes should be sent directly to us.

     Signatures on a letter of transmittal  or a notice of  withdrawal,  as
the  case  may  be,  must  be  guaranteed   unless  the  outstanding  notes
surrendered for exchange are tendered:

     o by a registered holder of the outstanding notes; or

     o for the account of an eligible institution.

     An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S.

     If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

     o reject any and all tenders of any outstanding note improperly tendered;

     o refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

     o waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

     Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor shall any of us incur any liability for failure to give such notification.

     If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the tendered outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

     By tendering, each holder will represent to us that, among other things, the person acquiring exchange notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such notes to be acquired in the exchange offer, such holder or any such other person:

     o may not rely on applicable interpretations of the staff of the SEC; and

     o    must  comply  with  the  registration  and  prospectus   delivery
          requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer who acquired its outstanding notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF NOTES ISSUED IN THE EXCHANGE OFFER

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue exchange notes registered under the Securities Act. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "--Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

     For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Accordingly, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of penalty interest to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

     In all cases, we will issue exchange notes for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

     o certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC;

     o a properly completed and duly executed letter of transmittal or an agent's message; and

     o    all other required documents.

     If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC account as promptly as practicable after the expiration or termination of the exchange offer.

BOOK ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

     o be transmitted to and received by the exchange agent at the address set forth below under "--The Exchange Agent" on or prior to the expiration date; or

     o    comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a holder of outstanding notes desires to tender such notes and the holder's outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     o the holder tenders the outstanding notes through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     o the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "--The Exchange Agent." Any such notice of withdrawal must:

     o specify the name of the person that has tendered the outstanding notes to be withdrawn;

     o identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

     o where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.

     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, the outstanding notes withdrawn will be credited to an account maintained with DTC for the outstanding notes. The outstanding notes will be returned or credited to DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described under "-- How to tender notes for exchange" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We are not required to accept the outstanding notes in the exchange offer or to issue the exchange notes. We may terminate or amend the exchange offer if at any time before the acceptance of such outstanding notes for exchange:

     o any federal law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

     o any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

     o there shall occur a change in the current interpretation by the staff of the SEC which permits the notes issued in the exchange offer in exchange for the outstanding notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such notes acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such notes issued in the exchange offer.

     The preceding conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which we may assert at any time and from time to time.

THE EXCHANGE AGENT

     JPMorgan Chase Bank has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

         By mail (registered or certified     ITS Bond Events
         mail is recommended)                 P.O. Box 2320
                                              Dallas TX 75224
                                              Attention: Frank Ivins

         By hand or overnight mail:           ITS Bond Events
                                              2001 Bryan Street, 9th Floor
                                              Dallas TX 75201
                                              Attention: Frank Ivins

         Facsimile:                           (214) 468 6494

     Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

     The cash expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

     Holders who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE OUTSTANDING NOTES

     Holders who desire to tender their outstanding notes in exchange for notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor our company is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

     Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering memorandum dated November 3, 2003 relating to the outstanding notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

     Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES

     Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     o such holder is not a broker-dealer tendering notes acquired directly from us;

     o such notes issued in the exchange offer are acquired in the ordinary course of such holder's business; and

     o such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of such notes issued in the exchange offer.

     However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

     Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

     o    it is not an affiliate of us;

     o it is not a broker-dealer tendering notes acquired directly from us;

     o it is not engaged in, and does not intend to engage in, a distribution of the notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of notes issued in the exchange offer; and

     o it is acquiring the notes issued in the exchange offer in the ordinary course of its business.

     Each broker-dealer that receives notes issued in the exchange offer for its own account in exchange for outstanding notes must acknowledge that such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such notes issued in the exchange offer. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

     In addition, to comply with state securities laws of certain jurisdictions, the notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We have not agreed to register or qualify the exchange notes for offer or sale under state securities laws.


                  REGISTRATION RIGHTS; ADDITIONAL INTEREST

     We entered into a registration rights agreement with the initial purchasers on the closing date for the outstanding notes. In that agreement, we agreed for the benefit of the holders of the notes that we will use our best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the notes for an issue of SEC-registered notes with terms identical to the notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

     When the SEC declares this exchange offer registration statement effective, we will offer the exchange notes in return for the notes. The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to noteholders. For each note surrendered to us under the exchange offer, the noteholder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the notes or, if no interest has been paid on the notes, from the closing date.

     If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, we will use our best efforts to cause to become effective a shelf registration statement relating to resales of the notes and use our reasonable efforts to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A noteholder that sells notes under the shelf registration statement generally will be required to make certain representation to us (as described in the registration rights agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations). Holders of notes will also be required to suspend their use of the prospects included in the shelf registration statement under specified circumstances upon receipt of notice from us.

     If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 240 days after the closing date, the annual interest rate borne by the outstanding notes will be increased by 0.25% per annum, increasing an additional 0.25% per annum every 90 days thereafter, up to a maximum aggregate increase of 0.50% per annum, until the exchange offer is completed or the shelf registration statement is declared effective. Following the cure of all registration defaults, the accrual of this interest will cease.

     If we effect the exchange offer, we will be entitled to close the exchange offer 30 calendar days after its commencement, provided that we have accepted all notes validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer shall bear interest at the rate of 4.85% per annum and be subject to all the terms and conditions specified in the indenture, including transfer restrictions. This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

                  MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

     The following summary describes the material U.S. federal income tax consequences and, in the case of a holder that is a non-U.S. holder (as defined below), the material U.S. federal estate tax consequences, of purchasing, owning and disposing of the exchange notes.

     This summary deals only with exchange notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

     o    partnerships;

     o    dealers in securities or currencies;

     o    traders in securities;

     o U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

     o persons holding exchange notes as part of a hedge, straddle, conversion or other integrated transaction;

     o    certain U.S. expatriates;

     o    financial institutions;

     o    insurance companies; and

     o    entities  that  are  tax-exempt  for  U.S.   federal  income  tax
          purposes.

     This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the note, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partnership holding notes or a partner of a partnership that is a holder of the notes should consult its own tax advisor. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based on U.S. federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this prospectus. Subsequent developments in U.S. federal tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal tax consequences of purchasing, owning and disposing of exchange notes as set forth in this summary. You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the exchange notes that may be applicable to you.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes you will not recognize any taxable gain or loss as a result of such exchange and you will have the same tax basis and holding period in the exchange notes as you had in your outstanding notes immediately before the exchange.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

     The following summary applies to you only if you are a U.S. holder (as defined below).

DEFINITION OF A U.S. HOLDER

     A "U.S. holder" is a beneficial owner of an exchange note or notes who or which is for U.S. federal income tax purposes:

     o    an individual citizen or resident of the U.S.;

     o a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the U.S. or of any political subdivision of the U.S., including any State;

     o an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

     o a trust, if, (1) in general, a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons (within the meaning of the Internal Revenue
          Code) has the authority to control all of the trust's substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

PAYMENTS OF STATED INTEREST

     Payments of stated interest on your exchange notes will be taxed as ordinary interest income. In addition:

     o if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the stated interest on your exchange notes in your gross income at the time you receive the interest; and

     o if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the stated interest on your exchange notes in your gross income at the time the interest accrues.

MARKET DISCOUNT AND BOND PREMIUM

     If you purchase an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over your purchase price will be treated as "market discount." However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date you purchased the exchange note or outstanding note, as the case may be.

     Under the market discount rules of the Internal Revenue Code, you generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, you may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of your interest expense on any indebtedness incurred or continued to purchase or carry the exchange note (or the outstanding note for which the exchange note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the exchange note (or outstanding note for which the exchange note was exchanged, as the case may be) to the maturity date of the exchange note, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. You may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the exchange note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

     If you purchase an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) for an amount in excess of the amount payable at maturity of the exchange note, you will be considered to have purchased the exchange note (or outstanding note) with "bond premium" equal to the excess of your purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). You may elect to amortize the premium using a constant yield method over the remaining term of the exchange note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the exchange note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of your prior interest inclusions on the exchange note, and finally as a carryforward allowable against your future interest inclusions on the exchange note. The election, once made, is irrevocable without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

SALE OR OTHER DISPOSITION OF THE EXCHANGE NOTES

     Upon the sale, exchange, retirement, redemption or other taxable disposition of an exchange note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and your adjusted tax basis in the exchange note. Your adjusted tax basis in an exchange note will generally equal the cost of the exchange note (or, in the case of an exchange note acquired in exchange for an outstanding note in the exchange offer, the basis of the outstanding note), increased by the amount of any market discount previously included in your gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to your exchange note.

     Your gain or loss generally will be capital gain or loss (except with respect to any amount received that is attributable to accrued but unpaid interest, which will be taxable in the manner described above under "--U.S. federal income tax considerations for U.S. holders--Payments of stated interest" and except with respect to accrued market discount that has not previously been included in income, as discussed above under "--U.S. federal income tax considerations for U.S. holders--Market discount and bond premium"). Such capital gain or loss will be long-term capital gain or loss if the exchange note has been held for more than one year at the time of the disposition (taking into account for this purpose, in the case of an exchange note received in exchange for an outstanding note in the exchange offer, the period of time that the outstanding note was held).

Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. holder, your long-term capital gain generally will be subject to a maximum tax rate of 20%.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, backup withholding, currently at a rate of 30%, may apply:

     o to any payments made to you of principal of and interest on your exchange note, and

     o to payment of the proceeds of a sale or other disposition of your exchange note,

if you are a non-corporate U.S. holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Information reporting may also apply to payments made with respect to your exchange note.

     Backup withholding is not an additional tax and may be credited against your U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     The following summary applies to you if you are a beneficial owner of an exchange note who or which is not a U.S. holder (as defined above) (a "non-U.S. holder"). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways being present in the U.S.:

     o    for at least 31 days in the calendar year, and

     o for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

     Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

U.S. FEDERAL WITHHOLDING TAX

     Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your exchange notes under the "portfolio interest" exception of the Internal Revenue Code, provided that you comply with the following requirements:

     o you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

     o you are not (i) a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code), or (ii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

     o such interest is not effectively connected with your conduct of a U.S. trade or business; and

     o you provide a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, which can reliably be related to you, certifying that you are not a U.S. person within the meaning of the Internal Revenue Code and providing your name and address to:

     (A)  us or our paying agent; or

     (B)  a  securities  clearing  organization,  bank or  other  financial institution that holds customers' securities in the ordinary course of its trade or business and holds your exchange notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your Form W-8BEN and provides us or our paying agent with a copy of this statement.

     Certain  Treasury   regulations   provide   alternative   methods  for
satisfying the certification requirement described in this section. In addition, under these Treasury regulations:

     o if you are a foreign partnership, the certification requirement will generally apply to partners in you, and you will be required to provide certain information;

     o if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a "foreign complex trust," "foreign simple trust," or "foreign grantor trust" as defined in the Treasury regulations; and

     o look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

     If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

     If you do not satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) Internal Revenue Service Form W-8ECI stating that the interest paid on an exchange note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S.

U.S. FEDERAL INCOME TAX

     Except for the possible application of U.S. withholding tax (see "U.S. federal withholding tax" above) and backup withholding tax (see "Backup withholding and information reporting" below), you generally will not have to pay U.S. federal income tax on payments of principal of and interest on your exchange notes, or on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your exchange notes (provided that, in the case of proceeds representing accrued interest, the conditions described in "U.S. federal withholding tax" are met) unless:

     o in the case of gain, you are an individual who is present in the U.S. for 183 days or more during the taxable year of the sale or other disposition of your exchange notes, and specific other conditions are met; or

     o the gain is effectively connected with your conduct of a U.S. trade or business, and, if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by you.

     If you are engaged in a trade or business in the U.S. and interest, gain or any other income in respect of your exchange notes is effectively connected with the conduct of your trade or business, and, if an income tax treaty applies, you maintain a U.S. "permanent establishment" to which the interest, gain or other income is generally attributable, you generally will be subject to U.S. income tax on a net basis on the interest, gain or income in the same manner as if you were a U.S. holder (although interest is exempt from the withholding tax discussed in the preceding paragraphs provided that you provide a properly executed applicable Internal Revenue Service Form W-8ECI on or before any payment date to claim the exemption).

     In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a U.S. income tax treaty with your country of residence. For this purpose, you must include interest, gain or income on your exchange notes in the earnings and profits subject to the branch profits tax if these amounts are effectively connected with the conduct of your U.S. trade or business.

U.S. FEDERAL ESTATE TAX

     If you are an individual and are not a U.S. citizen or a resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of your death, your exchange notes will generally not be subject to the U.S. federal estate tax, unless, at the time of your death:

     o you directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

     o your interest on the exchange notes is effectively connected with your conduct of a U.S. trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting will generally apply to payments of interest to non-U.S. holders of the notes and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Under current Treasury regulations, backup withholding will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in "U.S. federal withholding tax" above, and provided that neither we nor our paying agent has actual knowledge that you are a U.S. holder (as described in "Definition of a U.S. holder" above).

     The gross proceeds from the disposition of your exchange notes may be subject to information reporting and backup withholding tax at a rate that is currently 28%. If you sell your exchange notes outside the U.S. through a non-U.S. office of a broker and the sales proceeds are paid to you outside the U.S., then the U.S. backup withholding and information reporting requirements generally (except as provided in the following sentence) will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the U.S., if you sell your exchange notes though a non-U.S. office of a broker that:

     o    is a U.S. person (as defined in the Internal Revenue Code);

     o derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the U.S.;

     o is a "controlled foreign corporation" for U.S. federal income tax purposes; or

     o    is a foreign partnership, if at any time during its tax year:

     o one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

     o    the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your exchange notes to or through a U.S. office of a broker, the payments are subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

     You should consult your own tax advisor regarding application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

                            PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by holders thereof, other than any holder which is (A) an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, (B) a broker-dealer who acquired notes directly from our company or (C) broker-dealers who acquired notes as a result of market-making or other trading activities, without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intent to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes. However, broker-dealers receiving the exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers thereof, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration rights agreement, we have agreed to permit these broker-dealers to use this prospectus in connection with the resale of such exchange notes. We have agreed that we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the letter of transmittal.

     Each holder of the outstanding notes who wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in "The Exchange Offer."

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay certain expenses incident to the exchange offer and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

                               LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (London) LLP, London, UK.

                                  EXPERTS

     The financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in this prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers AG, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  PART II

                                INFORMATION


                         NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the Corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys'
fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Company's Amended and Restated Certificate of Incorporation and Amended By-laws provide for the indemnification of the Company's directors to the fullest extent permitted under Delaware law. The Company's Amended and Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty. The Company has purchased insurance on behalf of its directors and officers.

ITEM 21.  EXHIBITS

(A)  EXHIBITS

     The following is a list of all the documents filed as part of the Registration Statement

     NUMBER         DESCRIPTION
     ------         -----------

     3.1 Amended and Restated Certificate of Incorporation of the Company (1)

     3.2            Amended By-laws of the Company (2)

     4.1 The Indenture, dated as of November 12, 2003, among the Company and JPMorgan Chase Bank as trustee relating to the 4.85% Senior Notes due 2010 (3)

     4.2            The form of Note *

     4.3 The Registration Rights Agreement, dated November 12, 2003 among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the other Initial Purchasers named in Schedule I thereto relating to the 4.85% Senior Notes due 2010 (3)

     5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities **

     12.1 Statement regarding calculation of ratio of earnings to fixed charges *

     21.1           Subsidiaries of the Company (3)

     23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in Exhibit 5.1) **

     23.2           Consent of PricewaterhouseCoopers *

     24.1           Powers of Attorney *

     25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of JPMorgan Chase Bank under the Trust Indenture Act of 1939 *

     99.1 Form of Letter of Transmittal, with respect to outstanding notes and exchange notes *

     99.2 Form of Notice of Guaranteed Delivery, with respect to outstanding notes and exchange notes *

     99.3 Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant From
                    Beneficial Owners *

     99.4           Letter to our clients *


(1) Incorporated by reference to the Company's Report on Form 10-K dated March 13, 1998.

(2) Incorporated by reference to the Company's Report on Form 10-K dated March 14, 2003.

(3) Incorporated by reference to the Company's Report on Form 10-K dated March 15, 2004.

-----------------
*    Filed herewith.

**   To be filed by amendment.


ITEM 22.  UNDERTAKINGS

The Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

     (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

     (6) to file an application for purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(20) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act Mettler-Toledo International Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greifensee, Switzerland on March 23, 2004.

                                 Mettler-Toledo International Inc.

                                 By:  /s/ Dennis W. Braun
                                     ----------------------------------
                                     Dennis W. Braun
                                     Vice President and Chief Financial
                                     Officer



     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


               Signature                                 Title
               ---------                                 -----

                                                Chairman of the Board,
                   *                                 President and
---------------------------------------         Chief Executive Officer         -------------------------------------
           Robert F. Spoerry                                                                    Date

                                                  Vice President and
                                                Chief Financial Officer
        /s/ Dennis W. Braun               (principal financial and accounting
---------------------------------------                officer)                 -------------------------------------
            Dennis W. Braun                                                                     Date


                   *
---------------------------------------                Director                 -------------------------------------
            Philip Caldwell                                                                     Date


                   *
---------------------------------------                Director                 -------------------------------------
            John T. Dickson                                                                     Date


                   *
---------------------------------------                Director                 -------------------------------------
            Philip H. Geier                                                                     Date


                   *
---------------------------------------                Director                 -------------------------------------
           John D. Macomber                                                                     Date


                   *
---------------------------------------                Director                 -------------------------------------
          Hans Ulrich Maerki                                                                    Date


                   *
---------------------------------------                Director                 -------------------------------------
            George M. Milne                                                                     Date


                   *
---------------------------------------                Director                 -------------------------------------
           Thomas P. Salice                                                                     Date

* By James T. Bellerjeau pursuant to a Power of Attorney executed by the directors listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

By:  /s/ James T. Bellerjeau
     -----------------------------------------
     James T. Bellerjeau

EXHIBIT INDEX

     NUMBER         DESCRIPTION
     ------         -----------

     3.1 Amended and Restated Certificate of Incorporation of the Company (1)

     3.2            Amended By-laws of the Company (2)

     4.1 The Indenture, dated as of November 12, 2003, among the Company and JPMorgan Chase Bank as trustee relating to the 4.85% Senior Notes due 2010 (3)

     4.2            The form of Note *

     4.3 The Registration Rights Agreement, dated November 12, 2003 among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the other Initial Purchasers named in Schedule I thereto relating to the 4.85% Senior Notes due 2010 (3)

     5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities **

     12.1 Statement regarding calculation of ratio of earnings to fixed charges *

     21.1           Subsidiaries of the Company (3)

     23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in Exhibit 5.1) **

     23.2           Consent of PricewaterhouseCoopers *

     24.1           Powers of Attorney *

     25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of JPMorgan Chase Bank under the Trust Indenture Act of 1939 *

     99.1 Form of Letter of Transmittal, with respect to outstanding notes and exchange notes *

     99.2 Form of Notice of Guaranteed Delivery, with respect to outstanding notes and exchange notes *

     99.3 Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant From
                    Beneficial Owners *

     99.4           Letter to our clients *


(1) Incorporated by reference to the Company's Report on Form 10-K dated March 13, 1998.

(2) Incorporated by reference to the Company's Report on Form 10-K dated March 14, 2003.

(3) Incorporated by reference to the Company's Report on Form 10-K dated March 15, 2004.

-----------------
*    Filed herewith.

**   To be filed by amendment.